UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Effective December 31, 2015, HomeTrust Bank, N.A. (the "Bank"), the wholly-owned bank of HomeTrust Bancshares, Inc. (the "Company") converted from a national association to a North Carolina state bank. As a national bank, the Bank's primary regulator was the Office of the Comptroller of the Currency ("OCC"). As a state-chartered bank, the Bank's primary regulators will be the North Carolina Commissioner of Banks and the Federal Reserve Bank of Richmond ("FRB"). Upon conversion, the Bank's new name will be HomeTrust Bank and it will remain a member of the FRB.

The conversion is not a result of any dispute or disagreement with the OCC. In addition, the conversion will not affect any Bank customers, and all deposits will continue to be insured by the Federal Deposit Insurance Corporation.

As part of the Bank's conversion, the Company became a financial holding company, which allows it flexibility to engage in some non-bank activities that are financial in nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 4, 2016	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, and Treasurer

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